                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OF 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 MARCH 15, 1999
                                 Date of report
                        (Date of earliest event reported)


                            ZEVEX INTERNATIONAL, INC.
             (Exact Name of Registrant as Specified in Its Charter)


        DELAWARE                      33-19583                    87-0462807
 (State of Incorporation)            (Commission              (I.R.S.Employer
                                     File Number)            Identification No.)



                              4314 ZEVEX PARK LANE,
                           SALT LAKE CITY, UTAH 84123
                    (Address of Principal Executive Offices)


         Issuer's Telephone Number, Including Area Code: (801) 264-1001


                                      NONE
          (Former Name of Former Address, if Changed Since Last Report)

Item 7. Financial Statements and Exhibits

(a) Financial statements of business acquired JTech Medical Industries, Inc. and Aborn Electronics, Inc.
(b)  Pro Forma Condensed Combined Financial Statements
(c)  Exhibits

                         Report of Independent Auditors

The Shareholders
JTech Medical Industries, Inc.

We have audited the accompanying balance sheets of JTech Medical Industries, Inc. as of December 31, 1997 and 1998, and the related statements of income and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of JTech Medical Industries, Inc. at December 31, 1997 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                                        /s/ Ernst & Young LLP

February 3, 1999

                         JTech Medical Industries, Inc.

                                 Balance Sheets

                                                                         DECEMBER 31
                                                                   1997             1998
                                                                 ---------         ---------
ASSETS
Current assets:
  Cash                                                           $  64,490         $ 107,247
  Accounts receivable, less allowance for doubtful
    accounts of $25,000 and $75,000 in 1997 and
    1998, respectively                                             245,887           255,679
  Inventories                                                      189,531           318,532
  Deferred tax asset                                                21,000            38,000
  Prepaid expenses                                                   7,459            10,665
                                                                 ---------         ---------
Total current assets                                               528,367           730,123

Property and equipment:
  Furniture, fixtures and equipment                                163,945           205,086
  Automobile                                                         8,500             8,500
                                                                 ---------         ---------
                                                                   172,445           213,586
  Less accumulated depreciation                                    (77,127)         (128,021)
                                                                 ---------         ---------
                                                                    95,318            85,565


Other                                                                   --             2,815
                                                                 ---------         ---------
                                                                 $ 623,685         $ 818,503
                                                                 =========         =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                               $ 114,798         $ 139,261
  Accrued liabilities                                              119,514           122,674
  Current portion of capital lease obligations                      15,873            15,873
  Bank line of credit                                                   --           100,000
                                                                 ---------         ---------
Total current liabilities                                          250,185           377,808

Long-term portion of capital lease obligations                      15,758             3,270
Deferred tax liabilities                                             8,000             7,000

Commitments

Shareholders' equity:
  Common shares, no par: 1,000,000 shares authorized;
    1,000 shares issued and outstanding                              1,000             1,000
  Retained earnings                                                348,742           429,425
                                                                 ---------         ---------
Total shareholder's equity                                         349,742           430,425
                                                                 ---------         ---------
                                                                 $ 623,685         $ 818,503
                                                                 =========         =========



See accompanying notes.

                                JTech Medical Industries, Inc.

                          Statements of Income and Retained Earnings


                                                        YEAR ENDED
                                                        DECEMBER 31
                                                 1997                1998
                                              -----------         -----------
Net sales                                     $ 2,918,468         $ 2,796,344

Costs and expenses:
  Cost of sales                                 1,094,557             931,138
  Research and development                        395,696             215,204
  General, selling and administrative           1,301,692           1,538,014
                                              -----------         -----------
                                                2,791,945           2,684,356
                                              -----------         -----------
                                                  126,523             111,988
Other income and (expenses):
  Interest expense                                 (5,965)             (6,737)
  Gain on sale of assets                            9,336                  --
                                              -----------         -----------
                                                  129,894             105,251

Provision for income taxes                         45,970              24,568
                                              -----------         -----------
Net income                                         83,924              80,683

Retained earnings at beginning of year            264,818             348,742
                                              -----------         -----------

Retained earnings at end of year              $   348,742         $   429,425
                                              ===========         ===========



 See accompanying notes.

                         JTech Medical Industries, Inc.

                            Statements of Cash Flows

                                                                                              YEARS ENDED
                                                                                              DECEMBER 31
                                                                                        1997              1998
                                                                                      ---------         ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                                            $  83,924         $  80,683
Adjustments to reconcile net income to net cash provided
  by operating activities:
    Depreciation and amortization                                                        44,128            57,867
    Addition to allowance for doubtful accounts                                          25,000            50,000
    Deferred income taxes                                                               (13,000)          (18,000)
    Changes in assets and liabilities:
      Accounts receivable                                                              (143,429)          (59,792)
      Inventories                                                                        24,375          (129,001)
      Prepaid expenses and other assets                                                  (4,588)           (6,021)
      Accounts payable                                                                   (1,168)           24,463
      Accrued liabilities                                                                   543             3,160
                                                                                      ---------         ---------
Net cash provided by operating activities                                                15,785             3,359

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for purchase of property and equipment                                         (35,684)          (41,141)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds of bank line of credit                                                              --           100,000
Payments of capital leases                                                               (6,973)          (19,461)
Payments of notes payable                                                               (41,308)               --
                                                                                      ---------         ---------
Net cash provided by (used in) financing activities                                     (48,281)           80,539
                                                                                      ---------         ---------

Net (decrease) increase in cash                                                         (68,180)           42,757
Cash at beginning of year                                                               132,670            64,490
                                                                                      ---------         ---------
Cash at end of year                                                                   $  64,490         $ 107,247
                                                                                      =========         =========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
    Interest                                                                          $   5,965         $   6,734
    Income taxes                                                                         71,632            46,636
                                                                                      =========         =========


SUPPLEMENTAL SCHEDULE OF NON-CASH FINANCING ACTIVITIES:
  Capital lease obligations incurred for acquisition of
    property and equipment                                                            $  38,604         $      --
                                                                                      =========         =========



See accompanying notes.

                         JTech Medical Industries, Inc.

                          Notes to Financial Statements

                                December 31, 1998


1. SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

JTech Medical Industries, Inc., a Utah corporation, (the "Company") was incorporated on February 17, 1995. The Company designs and manufactures advanced medical devices for use in several medical specialties, including occupational medicine, orthopedics, physical medicine and rehabilitation, chiropractic, physical therapy, neurology, podiatry and athletic training. The Company also provides educational products and services, such as in-office training, seminars, and multimedia disks.

Effective December 31, 1998, the Company's shareholders agreed to sell all common shares for a purchase price of up to $7,250,000. The purchase price is comprised of cash of $3,100,000, and a convertible debenture of $3,000,000. Included in the purchase price are earn-out provisions over the following two years that provide additional consideration not to exceed cash of $575,00 and a convertible debenture of $575,000 which bears interest at 8% per annum. The convertible debentures are convertible into common stock at $11 per share between December 31, 1999 and 2001.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CONCENTRATION OF CREDIT RISK

The Company's financial instruments that are exposed to concentration of credit risk consist primarily of cash and trade accounts receivable. Cash is held in federally insured financial institutions. The Company sells its products primarily to, and has trade receivables with, medical practitioners, chiropractors and medical equipment dealers in the United States and abroad. For the year ended December 31, 1998, none of the Company's customers accounted for more than 10% of net product sales; however for the year ended December 31, 1997, one of the Company's customers accounted for 13% of net product sales. Less than 10% of product sales are to foreign customers.

                         JTech Medical Industries, Inc.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

As a general policy, collateral is not required for accounts receivable; however, the Company periodically monitors the need for an allowance for doubtful accounts based upon expected collections of accounts receivable and specific identification of uncollectible accounts. Additionally, customers' financial condition and credit worthiness are regularly evaluated. Historical losses have not been material.

INVENTORIES

Inventories are stated at the lower of cost or market; cost is determined using the average cost method. Inventories consist primarily of component parts for final assembly of finished goods.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided over expected useful lives of three to five years using the straight-line method. Leasehold improvements are amortized on a straight-line basis over the lesser of the remaining lease term or their estimated useful lives.

Major replacements, which extend the useful lives of equipment, are capitalized and depreciated over the remaining useful life. Normal maintenance and repair items are charged to costs and expenses as incurred.

Management of the Company assesses the recoverability of property and equipment when certain events are known to management that may affect the carrying value of such assets in relation to fair value. Management assesses fair value by determining whether the carrying value of such assets over their remaining useful lives can be recovered through projected undiscounted cash flows. To date, management has not identified any impairment of property and equipment.

INCOME TAXES

The Company accounts for income taxes using the asset and liability method, which requires recognition of deferred tax assets and liabilities based on differences between financial reporting and tax bases of assets and liabilities measured using enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                         JTech Medical Industries, Inc.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION

The Company records revenue from the sale of manufactured products upon shipment. Revenue from technical support contracts is recognized ratably over the contracted service period.

RESEARCH AND DEVELOPMENT

The Company expenses the cost of research and development, principally comprised of payroll and related costs.

ADVERTISING COSTS

Advertising costs are expensed during the year in which they are incurred. Advertising expenses were $108,329, and $144,242, respectively for the years ended December 31, 1997 and 1998.

2. ACCRUED LIABILITIES

Accrued liabilities consist of the following at December 31, 1997 and 1998

                                                 1997            1998
                                               --------        --------
Accrued payroll and related liabilities        $ 92,514        $ 83,755
Accrued vacation                                 12,000          18,919
Warranty reserve                                 15,000          20,000
                                               --------        --------
                                               $119,514        $122,674
                                               ========        ========

3. LINE OF CREDIT

The Company maintains a short term $150,000 line-of-credit with a bank. Total borrowings outstanding at December 31, 1997 and 1998 were $100,000 under this line of credit agreement. The line matures on March 15, 1999. The line of credit is collateralized by all of the Company's assets and bears interest at the prime rate plus 1% (8.75%) at December 31, 1998. Due to the short-term nature of this debt the carrying value approximates fair value.

                         JTech Medical Industries, Inc.

4. CAPITAL LEASES

The Company has a capital lease obligation related to certain furniture and fixtures with a recorded cost of $38,604 and accumulated amortization of $19,461. The remaining minimum lease payments at December 31, 1998 total $19,143, of which $15,873 is due in 1999 and $3,270 is due in 2000. Total
interest included in the future minimum payments is $1,740.

5. RELATED PARTY TRANSACTIONS

The Company leases office and manufacturing facilities under an operating lease that expires June 1, 1999. Future minimum rental commitments for the remainder of the lease are $50,268. The lessor is owned by two of the Company's shareholders. Rent expense under this lease was $89,522 and $103,757 for the years ended December 31, 1997 and 1998, respectively.


6. INCOME TAXES

As of December 31, 1997 and 1998, the Company had deferred tax assets of approximately $21,000 and $38,000, respectively, and deferred tax liabilities of $8,000 and $7,000, respectively. The current provision for 1998 of $24,568 consists of income tax expense from operations of $55,464 and a deferred benefit of $30,896. The 1997 provision consists of $58,970 of income tax expense from operations and a deferred benefit of $13,000. Deferred tax assets relate primarily to certain accrued expenses and reserves that are currently not deductible for income tax purposes. Deferred tax liabilities relate primarily to the use of accelerated depreciation for tax purposes.

7. EMPLOYEE RETIREMENT PLANS

401(k) PROFIT SHARING PLAN

During 1996, the Company established a qualified 401(k) profit sharing plan covering substantially all employees. Eligible employees may defer a portion of their salary. At the discretion of the Company, the Company may make a contribution of an additional 25% of the employee's deferral. Employees are fully vested after six years. Contributions to the plan for the year ended December 31 1997 and 1998 were $47,000 and $52,000, respectively. The Company has recorded payables to the plan of $49,000 and $45,000 at December 31, 1997 and 1998, respectively, which are included in accrued liabilities.

                         JTech Medical Industries, Inc.

8. YEAR 2000 - UNAUDITED

The Company has performed an assessment of its computer systems currently in use and initiated discussions with its software vendors to ensure that those parties have appropriate plans to remediate Year 2000 issues where their software packages impact the Company's operations. Based on its internal assessment and on information from its software vendors, the Company currently expects the Year 2000 project to be substantially complete by early 1999. The Company's project does not include the development of a contingency plan and no timetable for such a plan has been established. The Company does not expect the Year 2000 project to have a significant effect on operations and does not expect future additional costs to exceed $3,000. As of December 31, 1998, approximately $12,000 has been incurred, in this regard.

                                Report of Independent Auditors

To the Shareholder
Aborn Electronics, Inc.

We have audited the accompanying balance sheets of Aborn Electronics, Inc. as of June 30, 1998 and 1997, and the related statements of income and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aborn Electronics, Inc. at June 30, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



                                                        /s/ Ernst & Young LLP
February 19, 1999

                             Aborn Electronics, Inc.

                                 Balance Sheets


                                                                           June 30                  December 31
                                                                   1997              1998              1998
                                                                 ---------         ---------         ---------
Assets                                                                                              (Unaudited)
Current assets:
  Cash                                                           $ 229,224         $ 216,489         $ 375,060
  Accounts receivable, less allowance for
    doubtful accounts of none in 1997,
    $30,000 in 1998, and $30,000 at
    December 31, 1998,  respectively                                51,717           121,159            95,001
  Inventories                                                       13,000            14,500            15,000
  Deferred tax asset                                                 4,000            28,000            28,000
                                                                 ---------         ---------         ---------
Total current assets                                               297,941           380,148           513,061

Property and equipment:
  Furniture, fixtures and equipment                                 39,888            39,888            39,888
  Less accumulated depreciation                                    (39,888)          (39,888)          (39,888)
                                                                 ---------         ---------         ---------

Other                                                                2,450             2,450             2,450
                                                                 ---------         ---------         ---------
                                                                 $ 300,391         $ 382,598         $ 515,511
                                                                 =========         =========         =========

Liabilities and shareholder's equity Current liabilities:
  Accounts payable                                               $  35,586         $  38,472         $  36,035
  Accrued liabilities                                               47,700            71,734            80,552
                                                                 ---------         ---------         ---------
Total current liabilities                                           83,286           110,206           116,587

Commitments

Shareholder's equity:
  Common shares, no par: 6,400,000 shares
    authorized; 285,000 shares issued                                2,850             2,850             2,850
  Retained earnings                                                214,255           269,542           396,074
                                                                 ---------         ---------         ---------
Total shareholder's equity                                         217,105           272,392           398,924
                                                                 ---------         ---------         ---------
                                                                 $ 300,391         $ 382,598         $ 515,511
                                                                 =========         =========         =========



See accompanying notes.

                             Aborn Electronics, Inc.

                   Statements of Income and Retained Earnings


                                                                                               SIX MONTHS
                                                                  YEARS ENDED                     ENDED
                                                                    JUNE 30                     DECEMBER 31
                                                            1997                1998               1998
                                                        -----------         -----------         -----------
                                                                                                (UNAUDITED)
Revenues                                                $ 1,115,960         $ 1,218,164         $   659,219

Costs and expenses:
  Cost of sales                                             513,341             559,159             246,261
  Research and development                                  167,394             186,430              76,956
  Selling, general and administrative                       401,169             440,929             153,225
                                                        -----------         -----------         -----------
                                                          1,081,904           1,186,518             476,442
                                                        -----------         -----------         -----------
Operating income                                             34,056              31,646             182,777


Other income and (expenses):
  Interest income and other                                  17,029              16,945               4,181
  Interest expense                                           (1,350)               (201)               (605)
                                                        -----------         -----------         -----------
Income before income taxes                                   49,735              48,390             186,353

(Benefit) provision for income taxes                         12,320              (6,897)             59,821
                                                        -----------         -----------         -----------

Net income                                                   37,415              55,287             126,532

Retained earnings at beginning of period 176,840            176,840             214,255             269,542
                                                        -----------         -----------         -----------

Retained earnings at end of period                      $   214,255         $   269,542         $   396,074
                                                        ===========         ===========         ===========



 See accompanying notes.

                             Aborn Electronics, Inc.

                            Statements of Cash Flows


                                                                                     SIX MONTHS
                                                         YEARS ENDED                    ENDED
                                                           JUNE 30                   DECEMBER 31
                                                    1997              1998               1998
                                                  ---------         ---------         ---------
                                                                                      (UNAUDITED)
OPERATING ACTIVITIES:
Net income                                        $  37,415         $  55,287         $ 126,532
Adjustments to reconcile net income to net
  cash (used in) provided by operating
  activities:
    Allowance for doubtful accounts                      --            30,000                --
    Deferred income taxes                            (4,000)          (24,000)               --
    Changes in assets and liabilities:
      Accounts receivable                           (17,027)          (99,442)           26,158
      Inventories                                    (1,500)           (1,500)             (500)
      Accounts payable                                7,962             2,886            (2,437)
      Accrued payroll and related
        liabilities                                  47,700            24,034             8,818
                                                  ---------         ---------         ---------
Net cash provided by (used in) operating
  activities                                         70,550           (12,735)          158,571

FINANCING ACTIVITIES:
    Distribution to Stockholder                     (52,000)               --                --
                                                  ---------         ---------         ---------

Net increase (decrease) in cash                      18,550           (12,735)          158,571
Cash at beginning of year                           210,674           229,224           216,489
                                                  ---------         ---------         ---------
Cash at end of period                             $ 229,224         $ 216,489         $ 375,060
                                                  =========         =========         =========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION:
   Cash paid during the period for:
    Interest                                      $   1,350         $     201         $     605
    Income taxes                                     16,645            16,778             2,962
                                                  =========         =========         =========



See accompanying notes.

                             Aborn Electronics, Inc.

                          Notes to Financial Statements

        June 30, 1997 and June 30, 1998 and December 31, 1998 (Unaudited)

1. SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

Aborn Electronics, Inc., a California corporation, (the "Company") was incorporated on July 26, 1984. The Company designs and manufactures optical sensor components for both medical and industrial applications. The Company's design and manufacturing service customers are medical products and electronic products companies who incorporate the Company's components into their end products.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CONCENTRATION OF CREDIT RISK

The Company's financial instruments that are exposed to concentration of credit risk consist primarily of cash and trade accounts receivable. Cash is held in federally insured financial institutions. The Company sells its products primarily to, and has trade receivables with, durable medical products manufacturers and dealers in the United States and abroad. Two of the Company's customers accounted for 52% and 17% of net product sales for the year ended June 30, 1998 and 43% and 26% of net product sales for the year ended June 30, 1997, respectively. Two of the Company's customers accounted for 43% and 11% of net product sales for the Unaudited six month period ended December 31, 1998. Less than 10% of net product sales are to foreign customers.

As a general policy, collateral is not required for accounts receivable; however, the Company periodically monitors the need for an allowance for doubtful accounts based upon expected collections of accounts receivable and specific identification of uncollectible accounts. Additionally, customers' financial condition and credit worthiness are regularly evaluated. Historical losses have not been material.

INVENTORIES

Inventories are stated at the lower of cost or market; cost is determined using the first-in, first-out method.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided over expected useful lives using the straight-line method. Leasehold improvements are amortized on a straight-line basis over the lesser of the remaining lease term or their estimated useful lives.

                             Aborn Electronics, Inc.

        June 30, 1997 and June 30, 1998 and December 31, 1998 (Unaudited)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Major replacements, which extend the useful lives of equipment, are capitalized and depreciated over the remaining useful life. Normal maintenance and repair are charged to costs and expenses as incurred.

Management of the Company assesses the recoverability of property and equipment when certain events are known to management that may affect the carrying value of such assets in relation to fair value. Management assesses fair value by determining whether the carrying value of such assets over their remaining useful lives can be recovered through projected undiscounted cash flows. To date, management has not identified any impairment of property and equipment.

INCOME TAXES

The Company accounts for income taxes using the asset and liability method, which requires recognition of deferred tax assets and liabilities based on differences between financial reporting and tax bases of assets and liabilities measured using enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

REVENUE RECOGNITION

The Company records revenue from the sale of manufactured products upon shipment. Revenue from contracts to perform engineering design and product development services are generally recognized as milestones are achieved and costs are expensed as incurred.

RESEARCH AND DEVELOPMENT

The Company expenses the cost of research and development, principally comprised of payroll and related costs.

2. ACCRUED LIABILITIES

Accrued liabilities consist of the following:

                                   JUNE 30               DECEMBER 31
                             1997           1998            1998
                            -------        -------        -------
                                                         (UNAUDITED)
Pension plan payable        $37,700        $51,734        $ 9,661
Income taxes payable             --             --         50,891
Warranty reserve             10,000         20,000         20,000
                            -------        -------        -------

                            $47,700        $71,734        $80,552
                            =======        =======        =======

                             Aborn Electronics, Inc.

        June 30, 1997 and June 30, 1998 and December 31, 1998 (Unaudited)

3. INCOME TAXES

As of June 30, 1997 and 1998, the Company had deferred tax assets of approximately $4,000 and $28,000. The current benefit for 1998 consists of income tax expense from operations of $17,103 and a deferred benefit of $24,000. The 1997 provision consists of $16,320 of income tax expense from operations and a deferred benefit of $4,000. The provision for the Unaudited six months ended December 31, 1998 relates entirely to income from operations. Deferred tax assets relate primarily to certain accrued expenses and reserves that are currently not deductible for income tax purposes.

4. EMPLOYEE BENEFIT PLAN

The Company has a defined contribution pension plan covering substantially all employees. Eligible employees may defer a portion of their salary. Contributions to the plan for the years ended June 30, 1997 and 1998 were $35,700 and $49,103, respectively. No contributions were made during the Unaudited six month period ended December 31, 1998.

5. RELATED PARTY

The Company leases office and manufacturing facilities under a month-to-month operating lease. The lessor is 50% owned by the Company's sole shareholder. Rent expense under this lease was $24,363 and $26,191 for the year ended June 30, 1997 and 1998, respectively. Rent expense for the Unaudited six month period ended December 31, 1998 was $13,955.

6. SUBSEQUENT EVENT

Effective December 31, 1998, the Company's sole shareholder agreed to sell all common shares for a purchase price of up to $5,100,000. The purchase price is comprised of cash of $1,350,000, adjustable by $500,000, and a convertible debenture of $1,350,000. Included in the purchase price is an earn-out provision that provides additional consideration not to exceed cash of $950,000 and a convertible debentures of $950,000. The convertible debentures are convertible into common stock at $11 per share between one to three years from the issuance dates.

7. YEAR 2000 - UNAUDITED

The Company has performed an assessment of its information technology and manufacturing systems currently in use and initiated discussions with its hardware and software vendors to ensure that those parties have appropriate plans to remediate Year 2000 issues where their software packages impact the Company's operations. Based on its internal assessment and on information from its vendors, the Company currently expects the Year 2000 project to be substantially complete by early 1999. The Company does not expect this project to have a significant effect on operations and does not expect costs to exceed that of the usual hardware and software upgrades. The Company's project does not include the development of a contingency plan and no timetable for such a plan has been established. As of December 31, 1998, no costs have been incurred in this regard.

Item 7.  Financial Statements and Exhibits.
                     (b)  Pro forma financial information.

                                  ZEVEX INTERNATIONAL, INC.


       PROFORMA CONDENSED COMBINED FINANCIAL STATEMENTS INTRODUCTION


The following Unaudited pro forma condensed combined financial statements have been prepared from the historical consolidated financial statements of ZEVEX International, Inc. (the "Company"). The JTech Medical Industries, Inc and Aborn Electronics, Inc. columns in the following Unaudited pro forma condensed combined financial statements reflect the historical financial statements of JTech Medical Industries, Inc. ("JTech") and Aborn Electronics, Inc. ("Aborn") restated to be consistent with the reporting periods of the Company.

The Unaudited pro forma condensed combined financial statements have been adjusted to reflect the acquisitions of JTech and Aborn under the terms described in Item 2 of Form 8-K dated December 31, 1998, previously filed by the Company and incorporated herein by reference.

The Unaudited pro forma condensed combined financial statements assume that the acquisitions of JTech and Aborn occurred as of January 1, 1998 for the Unaudited pro forma condensed combined statements of operations and as of December 31, 1998 for the Unaudited pro forma condensed combined balance sheet.

The Unaudited pro forma condensed combined financial statements should be read in conjunction with the Company's historical consolidated financial statements and related notes to such statements in the December 31, 1998 Annual Report on Form 10-K to be filed by the Company; and the acquisitions of JTech and Aborn historical financial statements and notes thereto included herein. The Unaudited pro forma condensed combined financial statements are not necessarily indicative of the financial position or results of operations had the acquisitions occurred on the indicated dates nor do they purport to indicate the results of future operations of the Company.

The pro forma financial information has been prepared by the Company and all calculations have been made based upon assumptions deemed appropriate by the Company. In the opinion of management, all adjustments necessary to present fairly the Unaudited pro forma condensed combined financial statements have been made.


The adjustments being made to the following balance sheet and statement of operations are summarized as follows:

a) An adjustment was made to the balance sheet to reflect the revaluing of fixed assets and the capitalization of goodwill related to the acquisitions. The transactions are being accounted for using the Purchase method of accounting.
b) Adjustments were made to reduce expense in both cost of sales and selling, general and administrative expenses, including substantial decreases in salaries of prior owners of both companies to conform to the salary structure of the Company, rent and operating expenses that will be reduced because of business consolidation and one time expenses incurred by both companies during the acquisitions.
c) An adjustment was made to increase expenses related to amortization of goodwill and interest to be paid on the convertible debt used in the transactions.

                            ZEVEX INTERNATIONAL, INC.

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET

                             AS OF DECEMBER 31, 1998


                                                                                         Pro forma
                                            JTech                                       Adjustments
                             ZEVEX         Medical          Aborn                            &
                          International   Industries,    Electronics,     Combined       Elimination     Pro forma
                              Inc.           Inc.            Inc.          Total           Entries        Combined
                         ------------    ------------    ------------   ------------    ------------    ------------
                          (Unaudited)
Assets
Current Assets
Cash                     $    225,255    $    107,247    $    375,060   $    707,562                    $    707,562
Accounts Receivable         3,084,501         255,679          95,001      3,435,181                       3,435,181
Inventory                   5,153,229         318,532          15,000      5,486,761                       5,486,761
Other Current Assets          238,146          48,665          28,000        314,811                         314,811
Other Investments           9,033,030                                      9,033,030                       9,033,030
                         ------------    ------------    ------------   ------------    ------------    ------------
Total Current Assets       17,734,161         730,123         513,061     18,977,345                      18,977,345
Property & Equipment,
Net                         5,282,579          85,565                      5,368,144         137,500       5,505,644
Intangibles, Net              587,260                                        587,260       8,565,397       9,152,657
Other Assets                  264,359           2,815           2,450        269,624        (231,246)         38,378
                         ------------    ------------    ------------   ------------    ------------    ------------
Total Assets             $ 23,868,359    $    818,503    $    515,511   $ 25,202,373    $  8,471,651    $ 33,674,024
                         ============    ============    ============   ============    ============    ============

Liabilities &
Shareholders' Equity
Current Liabilities
Accounts Payable         $    900,814    $    139,261    $     36,035   $  1,076,110                    $  1,076,110
Accrued Liabilities           747,988         122,674          80,552        951,214                         951,214
Other Current
Liabilities                   541,993         115,873                        657,866       4,950,000       5,607,866
                         ------------    ------------    ------------   ------------    ------------    ------------
Total Current
  Liabilities               2,190,795         377,808         116,587      2,685,190                       7,635,190
Convertible Debt                                                                          4,350,000        4,350,000
Industrial Development
Bond                        1,800,000                                      1,800,000                       1,800,000
Other Long-term Debt           90,228          10,270                        100,498                         100,498
Common Stock                    3,419           1,000           2,850          7,269          (3,850)          3,419
Additional Paid in
Capital                    17,381,793                                     17,381,793                      17,381,793
Treasury Stock                (50,790)                                       (50,790)                        (50,790)
Retained Earnings           2,452,914         429,425         396,074      3,278,413        (824,499)      2,453,914
                         ------------    ------------    ------------   ------------    ------------    ------------
Total Liabilities &
Shareholders' Equity     $ 23,868,359    $    818,503    $    515,511   $ 25,202,373    $  8,471,651    $ 33,674,024
                         ============    ============    ============   ============    ============    ============

                            ZEVEX INTERNATIONAL, INC.

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1998




                             ZEVEX           JTech
                          International,     Medical         Aborn
                              Inc.         Industries,    Electronics,      Combined       Pro forma       Pro forma
                          (Unaudited)         Inc.            Inc.           Total        Adjustments       Combined
                          ------------    ------------    ------------    ------------    ------------    ------------
Revenue                   $ 11,084,413    $  2,796,344    $  1,250,488    $ 15,131,245              --    $ 15,131,245

Costs and Expenses
Cost of Sales                6,934,076         931,138         603,584       8,468,798        (305,308)      8,163,490
Research & Development         290,669         215,204         151,430         657,303              --         657,303
Selling, General and
  Administrative             3,879,408       1,538,014         535,624       5,953,046        (781,515)      5,171,531
                          ------------    ------------    ------------    ------------    ------------    ------------
                            11,104,153       2,684,356       1,290,638      15,079,147      (1,086,823)     13,992,324
                          ------------    ------------    ------------    ------------    ------------    ------------

Operating Income (Loss)        (19,740)        111,988         (40,150)         52,098       1,086,823       1,138,921

Other Income and
  (Expenses)                   498,665          (6,737)        (18,441)        473,487              --         473,487
Interest Expense               (91,196)             --              --         (91,196)       (324,000)       (415,196)
Goodwill Amortization               --              --              --              --        (527,000)       (527,000)
                          ------------    ------------    ------------    ------------    ------------    ------------

Income (Loss) Before
  Taxes                        387,729         105,251         (58,591)        402,789         235,823         670,212

Provision(Benefit) for
  Taxes                         25,536          24,568         (23,436)         26,668         182,108         208,776
                          ------------    ------------    ------------    ------------    ------------    ------------

Net Income (Loss)         $    362,193    $     80,683    $    (35,155)   $    376,121    $     53,715    $    461,436
                          ============    ============    ============    ============    ============    ============


Earnings Per Share
Basic                     $        .10                                                                    $        .13
                          ============    ============    ============    ============    ============    ============

Fully Diluted             $        .10                                                                    $        .13
                          ============    ============    ============    ============    ============    ============

                                      INDEX TO EXHIBITS

NUMBER         EXHIBITS FILED WITH THIS REPORT
None

               PREVIOUSLY FILED EXHIBITS WITH THE PRIOR FORM 8-K FILED
NUMBER         JANUARY 14, 1999
------         ----------------
10.1           Stock Purchase Agreement - JTech Medical Industries, Inc.,
               dated December 31, 1998, with certain material exhibits.
10.2           Stock Purchase Agreement - Aborn Electronics, Inc., dated
               December 31, 1998, with certain material exhibits.



SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the Undersigned, thereunto duly authorized.


                                        ZEVEX International, Inc.



Dated: March 15, 1999                   By /s/ Dean G. Constantine
                                          --------------------------------------
                                               Dean G. Constantine, President
                                               Principal Executive Officer